UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	76-0542208 (I.R.S. Employer Identification No.)

1800 West Loop South
Suite 500
Houston, Texas 77027
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Breaux Constructors, Inc.

     On June 30, 2005 the Company, Ernest P. Breaux Electrical, Inc., Breaux Constructors, Inc., and Ernest P. Breaux, Jr., as guarantor, entered into an Asset Purchase Agreement (the “Agreement”), providing for the sale of substantially all of the assets of Ernest P. Breaux Electrical, Inc. to Breaux Constructors, Inc. for a purchase price of $5,567,267.74, subject to adjustment. The closing of the transactions contemplated by the Agreement was also consummated on June 30, 2005. Mr. Breaux was formerly the President of Ernest P. Breaux Electrical, Inc. and an officer of the Company prior to the sale and is President of Breaux Electrical, Inc.

     In determining the sales price for the disposed-of assets and liabilities, the Company evaluated past performance, expected future performance, management issues, bonding requirements, market forecasts and the carrying value of such assets and liabilities and received a fairness opinion from an independent consulting and investment banking firm in support of this determination.

     The description of the Agreement provided in this item 1.01 is qualified in its entirety by reference to the Agreement itself, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 7.01 Regulation FD Disclosure

     On July 1, 2005, the Company issued a press release announcing the closing of the aforementioned asset sale transaction discussed in Item 1.01 of this Current Report on Form 8-K. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement with Breaux Constructors, Inc. dated June 30, 2005.

99.1	Press release, dated July 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer

Dated: July 7, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Asset Purchase Agreement with Breaux Constructors, Inc. dated June 30, 2005.

99.1	Press release, dated July 1, 2005.